Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216855

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor do they seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 12, 2018
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated March 29, 2017)

 $30,000,000 of
Common Stock
_________________________

We are offering shares of our common stock, par value $4.00 per share, to be sold in this offering pursuant to this prospectus supplement and accompanying prospectus.
Our common stock is listed on the NASDAQ Global Market under the symbol “FMBH.” On June 11, 2018, the last reported sale price of our common stock on the NASDAQ Global Market was $39.37 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 1 of the accompanying prospectus, as well as those risk factors contained in our reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before buying shares of our common stock.

	Price to Public	Underwriting Discount and Commissions(1)	Proceeds to First Mid-Illinois Bancshares, Inc., before expenses
Per Share	$	$	$
Total	$	$	$
____________________
(1) See “Underwriting” for a description of the compensation payable to the underwriters.
We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional shares of common stock from us at the public offering price, less discounts and commissions.
The shares of our common stock are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.
None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Delivery of the shares will be made in book entry form, through the facilities of The Depository Trust Company, against payment, on or about June , 2018.
FIG Partners, LLC

D.A. Davidson & Co.	SANDLER O'NEILL + PARTNERS

The date of this prospectus supplement is June , 2018.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-3
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FIRST MID	S-5
PRICE RANGE OF COMMON STOCK AND DIVIDENDS	S-6
RISK FACTORS	S-7
USE OF PROCEEDS	S-12
CAPITALIZATION	S-13
DIVIDEND POLICY	S-14
DESCRIPTION OF COMMON STOCK	S-14
UNDERWRITING	S-17
LEGAL MATTERS	S-20
EXPERTS	S-20
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-20
WHERE YOU CAN FIND MORE INFORMATION	S-21

PROSPECTUS

ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
FIRST MID-ILLINOIS BANCSHARES, INC.	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	2
DESCRIPTION OF SECURITIES WE MAY OFFER	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF DEPOSITARY SHARES	14
DESCRIPTION OF SUBSCRIPTION RIGHTS	16
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	16
DESCRIPTION OF UNITS	16
PLAN OF DISTRIBUTION	17
WHERE YOU CAN FIND MORE INFORMATION	18
LEGAL MATTERS	19
EXPERTS	19

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement before deciding to purchase shares of our common stock.
If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.  Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our common stock. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.
     You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. This prospectus supplement may be used only for the purpose for which it has been prepared.  No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC and the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
 We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell, or the solicitation on our behalf or on behalf of the underwriters, of an offer to purchase, any of the common stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in the underwriting agreement or any other agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. In some cases, such representations, warranties and covenants may also be qualified by confidential disclosure schedules which may not be publicly filed. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
 All references in this prospectus supplement and the accompanying prospectus to “First Mid-Illinois Bancshares,” “First Mid,” the “company,” “we,” “us,” “our,” or similar references refer to First Mid-Illinois Bancshares, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, which is incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct.

In addition to the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the reports we file with the SEC under the Exchange Act, important factors to consider and evaluate with respect to such forward-looking statements include:

•	our management’s discretion to use the proceeds from any sale of securities by us;

•	changes in external competitive market factors that might impact our results of operations;

•	changes in laws and regulations;

•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;

•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;

•
potential exposure to unknown or contingent liabilities of companies we have acquired, including First BancTrust Corporation, a Delaware corporation (“First Bank”) or target for acquisition, including SCB Bancorp, Inc., a Delaware corporation (“SCB”);

•
our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire, including from SCB, into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

•	risks relating to unanticipated costs of integration of First Bank and proposed integration of SCB;

•	failure to obtain applicable regulatory or stockholder approvals for the proposed merger with SCB in a timely manner or otherwise;

•	failure to satisfy other closing conditions to the proposed merger with SCB;

•	the potential impact of announcement or consummation of the proposed merger with SCB on relationships with third parties, including customers, employees and competitors;

•	ability to hire and retain key personnel;

•	ability to attract new customers and retain existing customers in the manner anticipated;

•	local, regional and national economic conditions and events and the impact they may have on us and our customers;

S-iii

•
costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities;

•	our ability to attract deposits and other sources of liquidity;

•	changes in the financial performance and/or condition of our borrowers;

•	changes in the level of non-performing and classified assets and charge-offs;

•	changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	inflation, interest rate, securities market and monetary fluctuations;

•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;

•	changes in consumer spending, borrowing and saving habits;

•	technological changes, including potential cyber-security incidents;

•	our ability to increase market share and control expenses;

•	continued volatility in the credit and equity markets and its effect on the general economy;

•
effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	our ability to implement and maintain our disclosure controls, processes and procedures, as well as our internal control over financial reporting;

•	our ability to successfully implement our growth strategy (including our Achieve 2020 strategic plan), control expenses and maintain liquidity; and

•
First Mid-Illinois Bank & Trust’s (“First Mid Bank”) and First Bank & Trust, IL’s (“First Bank & Trust”), prior to its merger into First Mid Bank, ability to pay dividends to First Mid-Illinois Bancshares.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to or incorporated by reference herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus supplement.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, and our financial statements and the related notes thereto and management’s discussion and analysis thereof and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.

First Mid-Illinois Bancshares, Inc.

First Mid-Illinois Bancshares, Inc. is a registered financial holding company. The Company is engaged in the business of banking through its wholly owned subsidiaries, First Mid-Illinois Bank & Trust, N.A, a nationally chartered commercial bank headquartered in Mattoon, Illinois (“First Mid Bank”) and First Bank & Trust, IL, an Illinois chartered bank (“First Bank & Trust”), which was acquired by the Company on May 1, 2018 and is expected to be merged with and into First Mid Bank in the third quarter of 2018. The Company provides data processing services to affiliates through another wholly owned subsidiary, Mid-Illinois Data Services, Inc. The Company offers insurance products and services to customers through its wholly owned subsidiary, The Checkley Agency, Inc. doing business as First Mid Insurance Group. The Company also owns four statutory business trusts, First Mid-Illinois Statutory Trust I, First Mid-Illinois Statutory Trust II, Clover Leaf Statutory Trust I, and FBTC Statutory Trust I, each of which is an unconsolidated subsidiary of the Company.

The Company, a Delaware corporation, was incorporated on September 8, 1991.  As of May 1, 2018, the Company had approximately $3.3 billion in total assets, $2.4 billion in total loans, $2.7 billion in deposits, stockholders’ equity of $369 million and employed 711 people on a full time equivalent basis. First Mid Bank’s history dates back to 1865 when it was established as First National Bank of Mattoon. We operate in three primary lines of business: community banking, wealth management and insurance. Of these, the community banking line of business contributes approximately 97% of the Company’s total revenues and profits. Within the community banking line, we serve commercial, retail and agricultural customers with a broad array of deposit and loan related products through a network of 59 banking centers in 42 Illinois, Missouri and Indiana communities. Our wealth management line of business provides estate planning, investment and farm management services for individuals and employee benefit services for business enterprises. Our insurance brokerage line of business provides commercial lines insurance to businesses as well as homeowner, automobile, health, life and other types of personal lines insurance to individuals.

We face significant competition in all areas in which First Mid Bank does business. We compete for commercial and individual deposit, loans, and trust business with many commercial banks, savings and loans, and credit unions. The principal methods of competition in the banking and financial services industry are quality of services to customers, ease of access to facilities, on-line services and pricing of services, including interest rates paid on deposits, interest rates charged on loans, and fees charged for fiduciary and other banking services.

Our principal executive offices are located at 1421 Charleston Avenue, Mattoon, Illinois 61938 and our telephone number is (217) 234-7454. Our website address is www.firstmid.com. Information found on or accessible through our website is not a part of, and is not incorporated into and shall not be deemed to be part of, this prospectus supplement or the accompanying prospectus. Our common stock is listed on the NASDAQ Global Market under the symbol “FMBH.”

Recent Developments
Proposed Acquisition of SCB Bancorp, Inc.

On June 12, 2018, the Company and Project Almond Merger Sub LLC, a newly formed Illinois limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SCB Bancorp, Inc., pursuant to which, among other things, the Company agreed to acquire 100% of the issued and outstanding shares of SCB pursuant to a business combination whereby SCB will merge with and into Merger Sub, with Merger Sub as the surviving entity and a wholly owned subsidiary of the Company (the “merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger, each share of common stock, par value $7.50 per share, of SCB issued and outstanding immediately prior to the effective time of the merger (other than shares held in treasury by SCB and shares held by stockholders who have properly made and not withdrawn a demand for appraisal rights under Illinois law) will be converted into and become the right to receive, at the election of each stockholder, either (a) $307.93 in cash or (b) 8.0228 shares of common stock, par value $4.00 per share, of the Company and cash in lieu of fractional shares, less any applicable taxes required to be withheld and subject to certain potential adjustments and prorations, all as set forth in the Merger Agreement. Overall elections are subject to proration such that, depending on the number of shares of SCB common stock electing shares of the Company’s common stock, between 19 and 32.5 percent of the SCB shares will be exchanged for cash, and between 67.5 and 81 percent will be exchanged for the Company’s common stock. Additionally, SCB’s outstanding stock options will be fully vested upon consummation of the merger, and all outstanding SCB options that are unexercised prior to the effective time of the merger will be cashed out at a price equal to $307.93, as such amount may be adjusted pursuant to the Merger Agreement, less the amount of the exercise price per share, multiplied by the number of shares subject to such option. The aggregate consideration to be issued in the merger in exchange for outstanding shares of SCB common stock and options will be approximately $70.4 million, based on 226,745 shares of SCB common stock outstanding and a 10-day volume weighted average trading price of our common stock on the NASDAQ Global Market as of June 8, 2018. In addition, immediately prior to the closing of the proposed merger, SCB will pay a special dividend to its stockholders in the aggregate amount of $25 million.

It is anticipated that SCB’s wholly owned bank subsidiary, Soy Capital Bank and Trust Company (“Soy Capital Bank”), will be merged with and into First Mid Bank at a date following completion of the merger. At the time of the bank merger, Soy Capital Bank’s banking offices will become branches of First Mid Bank. As of March 31, 2018, Soy Capital Bank had total consolidated assets of $437 million, loans of $256 million and total deposits of $319 million.

The Merger Agreement contains customary representations and warranties of both parties and customary conditions to the parties’ obligations to close the transaction, as well as agreements to cooperate in the process of consummating the transaction. The Merger Agreement also contains provisions limiting the activities of SCB and Soy Capital Bank which are outside of the usual course of business, including restrictions on employee compensation, certain acquisitions and dispositions of assets and liabilities, and solicitations relating to alternative acquisition proposals, pending completion of the merger.

The merger is anticipated to be completed in 2018 or the first quarter of 2019, and is subject to the satisfaction of customary closing conditions in the Merger Agreement and the approval of the appropriate regulatory authorities and of the stockholders of SCB. Certain directors of SCB have executed a voting agreement in which they have agreed to vote their shares of SCB common stock in favor of approval of the Merger Agreement.

The summary of selected provisions of the Merger Agreement appearing above is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on June 12, 2018 and incorporated by reference into this prospectus supplement and the accompanying prospectus. We urge you to read the Merger Agreement for a more complete description of the merger.

THE OFFERING

Issuer	First Mid-Illinois Bancshares, Inc.

Securities Offered	shares of our common stock, par value $4.00 per share.

Option to Purchase Additional Shares
The underwriters have an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional shares of our common stock at the public offering price, less the underwriting discount and commissions. Except as otherwise indicated, the information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase these additional shares of our common stock.

Common Stock Outstanding After This Offering	shares of our common stock(1)

Public Offering Price	$ per share of common stock.
Net Proceeds	We estimate that our net proceeds from this offering, after deducting the underwriting discount and offering expenses payable by us, will be approximately $ million.

Use of Proceeds
We expect to use the net proceeds generated by this offering, after deducting the underwriting discount and the offering expenses payable by us to pay related fees and expenses for general corporate purposes, including, but not limited to, additions to working capital and to support organic growth or possible additional future acquisitions of other financial institutions, including the proposed SCB merger. Except for the proposed merger with SCB, we have no current agreement to acquire any other financial institutions. We have not identified the amounts we will spend on any specific purposes. Accordingly, we will retain broad discretion over the use of the net proceeds. See “Use of Proceeds” on page S-12 of this prospectus supplement.

NASDAQ Global Market Symbol	FMBH
Dividend Policy	We currently pay a semi-annual cash dividend of $0.34 per share. Although we expect to continue paying dividends

____________________________
(1) The number of shares of common stock outstanding immediately after the closing of this offering is based on 14,335,570 shares of common stock outstanding as of June 11, 2018, and does not include up to an estimated approximately 1,485,067 shares of our common stock that we anticipate issuing to SCB’s stockholders in connection with the merger. Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement excludes any shares issuable pursuant to the exercise of the underwriters’ option to purchase additional shares, and 10,500 shares of common stock issuable upon exercise of outstanding options and 15,250 shares of common stock issuable upon the lapse of forfeiture restrictions related to performance-based vesting restricted stock units under our 2007 and 2017 Stock Incentive Plan, at target levels of performance. Of the options outstanding as of June 11, 2018, 10,500 were exercisable as of that date at a weighted average exercise price of $23 per share. See “Note 1-Summary of Significant Accounting Policies-Stock Incentive Awards” to the consolidated financial statements to our Annual Report on Form 10-K, as amended, for the year ended December 31, 2017 for a description of our 2007 and 2017 Stock Incentive Plans, which allow for the issuance of common stock-based awards.

semi-annually, any future determination to pay dividends on our common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant. See “Dividend Policy” on page S-14 of this prospectus supplement.

Risk Factors
An investment in our common stock involves risks. Prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as in our reports filed with the SEC, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FIRST MID
The following table summarizes selected historical consolidated financial data of First Mid for the periods and as of the dates indicated. This information has been derived from First Mid’s consolidated financial statements filed with the SEC. Historical financial data as of and for the three months ended March 31, 2018 and March 31, 2017 are unaudited and include, in management’s opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of First Mid. You should not assume the results of operations for past periods and for the three months ended March 31, 2018 and March 31, 2017 indicate results for any future period.
You should read this information in conjunction with First Mid’s consolidated financial statements and related notes thereto included in First Mid’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and in First Mid’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

	(Unaudited)
	As of and for three months
(dollars in thousands)	ended March 31,		As of and for year ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Results of Operations
Interest income	$25,158	$24,182	$99,555	$75,496	$59,251	$54,734	$53,459
Interest expense	1,963	1,410	6,482	4,292	3,499	3,252	3,535
Net interest income	23,195	22,772	93,073	71,204	55,752	51,482	49,924
Provision for loan losses	1,055	1,722	7,462	2,826	1,318	629	2,193
Net interest income after provision for loan losses	22,140	21,050	85,611	68,378	54,434	50,853	47,731
Other income	7,487	7,496	30,336	26,912	20,544	18,369	19,341
Other expense	18,374	19,202	74,221	61,510	49,248	44,507	43,504
Income before income taxes	11,253	9,344	41,726	33,780	25,730	24,715	23,568
Income taxes	2,863	3,080	15,042	11,940	9,218	9,254	8,846
Net income	8,390	6,264	26,684	21,840	16,512	15,461	14,722
Preferred stock dividends	—	—	—	825	2,200	4,152	4,417
Net income available to common stockholders	8,390	6,264	26,684	21,015	14,312	11,309	10,305
Balance Sheet Items
Total assets	$2,837,346	$2,849,446	$2,841,539	$2,884,535	$2,114,499	$1,607,103	$1,605,498
Total gross loans, including loans held for sale	1,977,697	1,795,662	1,939,501	1,825,992	1,281,889	1,062,406	982,804
Deposits	2,291,891	2,329,539	2,274,639	2,329,887	1,732,568	1,272,077	1,287,616
Total liabilities	2,526,759	2,558,708	2,535,575	2,603,862	1,909,490	1,442,187	1,456,117
Stockholders' equity	310,587	290,738	307,964	280,673	205,009	164,916	149,381
Per Common Share Data
Basic earnings per common share	$0.66	$0.50	$2.13	$2.07	$1.84	$1.88	$1.74
Diluted earnings per common share	0.66	0.50	2.13	2.05	1.81	1.85	1.73
Common dividends declared	—	—	0.66	0.62	0.59	0.55	0.46
Tangible book value (1)	18.95	17.68	18.73	16.84	15.09	15.63	11.75
Performance Ratios
Return on average assets	1.18%	0.88%	0.94%	0.94%	0.91%	0.97%	0.94%
Return on average common equity	10.86%	8.77%	8.92%	9.3%	8.97%	10.34%	10.11%
Net interest margin	3.57%	3.5%	3.57%	3.28%	3.27%	3.43%	3.38%

(1) Total common equity less goodwill and intangible assets divided by shares outstanding as of period end.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS
Our common stock trades on the NASDAQ Global Market under the symbol “FMBH.” Set forth below are the high and low sales prices on the NASDAQ Global Market for the periods indicated since January 1, 2016. Also set forth below are the cash dividends we paid for the periods indicated.

	Sales price per share		Cash Dividend Declared (per share)
	High	Low
For the calendar quarter ended:
2016
March 31, 2016	$26.40	$23.32	$—
June 30, 2016	26.00	23.02	0.30
September 30, 2016	27.69	22.95	0.16
December 31, 2016	36.80	25.80	0.16

2017
March 31, 2017	34.42	28.37	—
June 30, 2017	37.78	31.73	0.32
September 30, 2017	38.76	31.05	—
December 31, 2017	42.03	35.30	0.34

2018
March 31, 2018	40.12	34.13	—
June 30, 2018 (through June 11, 2018)	40.65	30.01	0.34

There were approximately 925 holders of record of our common stock, the only class of equity securities currently issued and outstanding, as of June 11, 2018. On June 11, 2018, the closing sale price for our common stock was $39.37 per share, as reported on the NASDAQ Global Market.

Our principal sources of funds to pay dividends are the dividends received from First Mid Bank and First Bank & Trust. Consequently, dividends are dependent upon First Mid Bank’s and First Bank & Trust’s earnings, capital needs, regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Approval by our regulators is required if the total of all dividends declared in any calendar year exceed the total of our net income for that year combined with its retained net income of the preceding two years. For further discussion of First Mid Bank’s dividend restrictions, which would apply to dividends on our preferred stock as well as our common stock, see Item 1 - “Business - First Mid Bank - Dividends,” and Item 8 “Financial Statements and Supplementary Data” Note 16 - “Dividend Restrictions,” in our Annual Report on 10-K for the year ended December 31, 2017, as amended.

RISK FACTORS

An investment in our common stock involves substantial risks. In consultation with your own advisers, you should carefully consider, among other matters, the factors set forth below and in the accompanying prospectus as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether an investment in our common stock is suitable for you. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, which is incorporated herein by reference, and any reports we file with the SEC in the future, which may amend, supplement or supersede those factors. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our common stock could decline and you may lose all or part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

Risks Related to Our Business

For a discussion of risks applicable to our business and operations, please refer to the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to this Offering and our Common Stock

We have broad discretion in using the net proceeds, if any, from this offering and may use the proceeds in ways with which you may not agree and in ways that may not enhance our operating results or the value of our common stock.

Although we currently intend to use a portion of the net proceeds from this offering to finance the SCB merger, there is no guarantee that the merger will be consummated.  Our management will retain broad discretion over the use of net proceeds from this offering, and we may ultimately use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or otherwise in ways with which you do not agree. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. If we do not invest or apply the proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price of our common stock to decline.

We will issue additional shares of common stock if the SCB merger is completed and there may be future sales of our common stock, preferred stock or equity, debt or derivative instruments or other dilution of our equity that may adversely affect the market price of our common stock.
Based on the number of shares of SCB common stock outstanding as of June 11, 2018, we expect to issue up to approximately 1,485,067 shares of common stock if the proposed merger with SCB is completed. Additionally, we are generally not restricted from issuing additional common stock, preferred stock and any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Any issuance of additional common stock in the SCB merger or otherwise will dilute the ownership interest of our existing common stockholders. Further, the market price of our common stock could decline after this offering as a result of future offerings by us of our common stock, preferred stock or securities convertible into or exchangeable for, or that represent the right to receive, common stock, or the perception that such offers or sales could occur.
General market conditions and unpredictable factors could adversely affect market prices for the common stock, which may make it difficult for you to resell shares of common stock at a time or price they find attractive.

     Stock price volatility may make it more difficult for you to resell your common stock when you want to and at prices you find attractive. Our stock price can fluctuate significantly in response to a variety of factors, many of which are beyond our control, including:

•	our operating performance, financial condition and prospects, or the operating performance financial condition and prospects of our competitors;

•	changes in financial estimates or publication of research reports and recommendations by financial analysts with respect to us or other financial institutions;

•	reports in the press or investment community regarding stock prices generally or relating to our reputation or the financial services industry;

•	proposed or adopted regulatory changes or developments;

•	developments in the securities, credit and housing markets, and developments with respect to financial institutions generally;

•	our ability to integrate acquisitions or realize anticipated benefits from acquisitions; and

•	economic, financial, corporate, securities market, geopolitical, regulatory or judicial events that affect us, the banking industry or the financial markets generally.

Furthermore, given recent and ongoing volatile market and economic conditions, the market price of our common stock may continue to be subject to further significant market fluctuations. While the U.S. and other governments continue efforts to restore confidence in financial markets and promote economic growth, continued or further market and economic turmoil may not occur in the near or long term, which would negatively affect our business, financial condition and results of operations, as well as the price and trading volume volatility of our common stock.

The trading volume in our common stock is less than that of other larger financial services companies.

Although our common stock is listed for trading on the NASDAQ Global Market, the trading volume for our common stock is low relative to other larger financial services companies, and you are not assured liquidity with respect to transactions in our common stock. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause our stock price to fall.

We are a holding company and depend on our banking subsidiaries for dividends, distributions and other payments.

First Mid-Illinois Bancshares, Inc. is a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our stockholders and to pay principal of and interest on our outstanding debt, is dividends from our banking subsidiaries. Various federal and state statutes, regulations and rules limit, directly or indirectly, the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. In particular, dividend and other distributions from First Mid Bank and First Bank & Trust to us could require notice to or approval of the applicable regulatory authority in certain circumstances. There can be no assurances that we would receive such approval, if it were required.

In addition, the Federal Reserve, the Office of the Comptroller of the Currency (the “OCC”), the Illinois Department of Financial and Professional Regulation (the “IDFPR”) and the FDIC have the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice.  Depending on the financial condition of First Mid Bank and First Bank & Trust, we may be deemed to be engaged in an unsafe or unsound practice if First Mid Bank or First Bank & Trust were to pay dividends. Federal Reserve, OCC and IDFPR policies generally require insured banks to only pay dividends out of current operating earnings.

Payment of dividends could also be subject to regulatory limitations if First Mid Bank or First Bank & Trust became “under-capitalized” for purposes of the “prompt corrective action” regulations of the federal bank regulatory agencies.  See “Item 1, Business-Supervision and Regulation” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, for more information relating to federal and state regulations and rules that may limit the payment of dividends.

No assurances can be given that First Mid Bank or First Bank & Trust will, in any circumstances, pay dividends to us. If First Mid Bank or First Bank & Trust fails to make dividend payments to us, and sufficient cash or liquidity is not otherwise available, we may not be able to make principal and interest payments on our outstanding debt or dividend payments on our common stock.

Provisions of our Restated Certificate of Incorporation and Bylaws, as well as state and federal banking regulations, could delay or prevent a takeover of us by a third party.

Our Restated Certificate of Incorporation and Bylaws could delay, defer or prevent a third party from acquiring us, despite the possible benefit to our stockholders, or otherwise adversely affect the price of our common stock. These provisions include, among others, that certain amendments to our Restated Certificate of Incorporation or the approval of certain business combinations, require the approval of at least 75% of our outstanding capital stock entitled to vote.
Any individual, acting alone or with other individuals, who are seeking to acquire, directly or indirectly, 10.0% or more of our outstanding common stock must comply with the Change in Bank Control Act, which requires prior notice to the Federal Reserve for any acquisition. Additionally, any entity that wants to acquire 5.0% or more of our outstanding common stock, or otherwise control us, may need to obtain the prior approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended. As a result, prospective investors in our common stock need to be aware of and comply with those requirements, to the extent applicable.
These provisions may discourage potential acquisition proposals and could delay or prevent a change in control, including under circumstances in which our stockholders might otherwise receive a premium over the market price of our shares.
An investment in our common stock is not an FDIC insured deposit.

The shares of common stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Your investment will be subject to investment risk and you may experience complete loss with respect to your investment.

Risks Related to the SCB Merger

The market price of First Mid common stock after the merger may be affected by factors different from those affecting the shares of SCB or First Mid currently.
First Mid’s business differs in important respects from that of SCB and First Mid and SCB currently operate in different markets. Accordingly, the results of operations of the combined company and the market price of First Mid common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of First Mid and SCB.
Holders of First Mid common stock will have a reduced ownership and voting interest in the combined company after the merger and will exercise less influence over management.

We expect to issue up to approximately 1,485,067 shares of common stock in the proposed merger with SCB. Consequently, our stockholders before the merger, as a group, will exercise less influence over the management and policies of the combined company than they currently may have over the management and policies of the Company.
First Mid may fail to realize the anticipated benefits of the merger.

First Mid and SCB have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend on, among other things, First Mid’s ability to combine the businesses of First Mid and SCB in a manner that permits growth opportunities, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies, and does not materially disrupt the existing customer relationships of First Mid or SCB nor result in decreased revenues due to any loss of customers. If First Mid is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could have an adverse effect on the surviving company’s business, financial condition, operating results and prospects.
Certain employees may not be employed by First Mid after the merger. In addition, employees that First Mid wishes to retain may elect to terminate their employment as a result of the merger, which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of First Mid’s or SCB’s ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect the ability of First Mid or SCB to maintain relationships with customers and employees or to achieve the anticipated benefits and cost savings of the merger.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated in the Merger Agreement can be completed, various approvals must be obtained from bank regulatory agencies and other governmental authorities. In deciding whether to grant antitrust or regulatory clearances, the relevant governmental entities will consider a variety of factors, including the regulatory standing of each of the parties. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay their receipt. The terms and conditions of the approvals that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the combined company’s business. First Mid and SCB believe that the merger should not raise significant regulatory concerns and that First Mid will be able to obtain all requisite regulatory approvals in a timely manner. Despite the parties’ commitments to use their reasonable and diligent efforts to comply with conditions imposed by regulatory entities, under the terms of the Merger Agreement, First Mid and SCB will not be required to take actions that would reasonably be expected to materially restrict or burden First Mid following the merger. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying the completion of the merger, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. In addition, neither First Mid nor SCB can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of the merger.
If the merger is not completed, the Company will have incurred substantial expenses without realizing the expected benefits of the merger.
The Company has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the Merger Agreement. If the merger is not completed, the Company would have to recognize these expenses without realizing the expected benefits of the merger.

Termination of the Merger Agreement could negatively impact the Company.

If the Merger Agreement is terminated, there may be various consequences. For example, the Company’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the Merger Agreement is terminated, the market price of the Company’s common stock could decline to the extent that the market prices since the announcement of the merger reflect a market assumption that the merger will be completed. If the Merger Agreement is terminated under certain circumstances, SCB or the Company may be required to pay to the other party a termination fee.

This prospectus supplement contains limited financial information on which to evaluate the merger.

This prospectus supplement contains limited historical financial information about SCB and does not contain pro forma combined financial information about the Company and SCB after giving effect to the merger. The financial condition of the combined company following the merger will impact the price of our common stock after the merger.

Lawsuits that may be filed against SCB and the Company could result in an injunction preventing the completion of the merger or a judgment resulting in the payment of damages.

Plaintiffs may file lawsuits against the Company, SCB and/or the directors and officers of either company in connection with the merger. The outcome of any such litigation is uncertain. If the cases are not resolved, these lawsuits could prevent or delay completion of the merger and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect the Company’s business, financial condition, results of operations and cash flows.

USE OF PROCEEDS

The net proceeds from the sale of our common stock in this offering will be approximately $30 million (or approximately $ million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and commissions and our other estimated offering expenses totaling approximately $ . We intend to use the net proceeds for general corporate purposes, including, but not limited to, additions to working capital and to support organic growth or possible additional future acquisitions of other financial institutions, including the SCB merger. Other than the SCB merger, we currently have no definitive agreements or arrangements regarding any future acquisitions. The closing of this offering is not conditioned upon the closing of our proposed acquisition of SCB, and the closing of our proposed acquisition of SCB is not conditioned upon the closing of this offering.

CAPITALIZATION

The following table shows our capitalization as of March 31, 2018 on (1) an actual basis and (2) an “as adjusted” basis to give effect to the acquisition of First Bank, which was consummated on May 1, 2018, and the receipt of the net proceeds from this offering as if it had occurred on that date (assuming no exercise of the underwriters’ option to purchase additional shares). The following table does not give effect to the potential acquisition of SCB.

You should read this table in conjunction with our consolidated financial statements and the notes thereto and management’s discussion and analysis of financial conditions and results of operations included in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	March 31, 2018	As adjusted for this offering(1)
	(unaudited, in thousands)
Liabilities:
Deposits:
Noninterest-bearing	$ 478,303	$
Interest-bearing	1,813,588
Total deposits	2,291,891
Borrowed funds	201,834
Subordinated debentures	24,021
Other liabilities	9,013
Total liabilities	$ 2,526,759	$
Stockholders' Equity:
Common stock $4 par value; authorized 18,000,000 shares; 13,248,323 shares issued as of March 31, 2018; shares issued, as adjusted for this offering	$ 54,993	$
Additional paid-in capital	165,012
Retained earnings	113,073
Deferred compensation	2,195
Accumulated other comprehensive loss	(8,519)
Treasury stock at cost, 570,477 shares	(16,167)
Total stockholders' equity	310,587
Total capitalization	$ 2,837,346	$
Consolidated Capital Ratios:
Tier 1 leverage ratio	10.06%	%
Common equity Tier 1 capital ratio	11.12%	%
Tier 1 risk-based capital ratio	12.17%	%
Total risk-based capital ratio	13.07%	%
(1) Does not include full purchase accounting adjustments for the acquisition of First Bank, which was completed on May 1, 2018.

DIVIDEND POLICY

We currently pay a semi-annual cash dividend of $0.34 per share.  Although we expect to continue paying dividends semi-annually, any future determination to pay dividends on our common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of our common stock as contained in our restated certificate of incorporation, as amended (the “Restated Certificate of Incorporation”), which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our common stock in all respects and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, our Bylaws, the Delaware General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Restated Certificate of Incorporation, it may not contain all of the information that is important to you.

General

On April 26, 2018, an amendment to our restated certificate of incorporation was filed with the Secretary of State of the State of Delaware increasing the number of authorized shares of our common stock from 18,000,000 to 30,000,000. As of April 26, 2018, we have the authority to issue 30,000,000 shares of common stock, par value $4.00 per share, and 1,000,000 shares of preferred stock, no par value per share. As of June 11, 2018 we had 14,335,570 shares of common stock and no shares of preferred stock issued and outstanding.

Dividend Rights

Holders of our common stock are entitled to receive such dividends as are declared by the board of directors, which historically has approved dividend payments semi-annually. The ability of the Company to pay dividends, as well as to fund its operations, is dependent upon receipt of dividends from First Mid Bank and First Bank & Trust. Regulatory authorities limit the amount of dividends that can be paid by First Mid Bank and First Bank & Trust without prior approval from such authorities. For further discussion of First Mid Bank’s dividend restrictions, which would apply to dividends on the preferred stock as well as our common stock, see Item 1 - “Business - First Mid Bank - Dividends,” and Item 8 “Financial Statements and Supplementary Data” Note 16 - “Dividend Restrictions,” in our Annual Report on 10-K for the year ended December 31, 2017, as amended.

Voting Rights

Holders of our common stock are entitled to one vote per share in all matters to be voted upon by stockholders. Certain amendments to our Restated Certificate of Incorporation and the approval of certain business combinations require the approval of at least 75% of our outstanding capital stock entitled to vote. Removal of a director from our board of directors requires the approval of at least 66 2/3% of our outstanding capital stock entitled to vote.

Liquidation Rights

If the Company liquidates, dissolves or winds-up its business, either voluntarily or involuntarily, our common stockholders will share equally in the assets remaining after creditors and preferred stockholders are paid.

Miscellaneous

The issued and outstanding shares of our common stock are fully paid and nonassessable. Holders of our common stock are not entitled to preemptive rights, and will be notified of any stockholders’ meeting according to applicable law.

Transfer Agent

The Transfer Agent for our common stock is Computershare.

Anti-Takeover Provisions

Certain provisions of our Restated Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which our stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions also render the removal of our current board of directors or management more difficult.

These anti-takeover provisions of our Restated Certificate of Incorporation and our Bylaws include the following:

•
Our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, and has the authority to determine the terms of the issuance of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions.

•	Our Restated Certificate of Incorporation does not provide for cumulative voting for any purpose.

•
Certain transactions with certain related parties, including those beneficially owning 5% of the outstanding voting stock of the Company (including any merger or consolidation, the sale, lease or exchange of all or a substantial part of all of the assets, any issuance or transfer of any voting stock to any other entity in exchange for cash, assets or securities, and any reclassification of securities) must be approved by at least 75% of the outstanding voting stock, unless (a) approved by a resolution adopted by a majority of the directors unaffiliated with the related party or (b) certain conditions are met with respect to the consideration paid by the related party. These provisions in our Restated Certificate of Incorporation may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interest.

•
When evaluating a proposal by another person to make a tender or exchange offer for an equity security, to merge or consolidate with us or to purchase or otherwise acquire all or substantially all of our assets, our Restated Certificate of Incorporation allows the board of directors to consider non-stockholder interests, such as the social and economic effects of the transaction on us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located.

•
An amendment to our Restated Certificate of Incorporation must be approved by a majority vote of the board of directors and also by a majority vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 75% of the voting power of all outstanding capital stock of the

Company entitled to vote is required to amend, alter or repeal certain provisions of our Restated Certificate of Incorporation, including provisions (a) regarding the nomination of, number and classes of directors, and the voting for and removal of a director, (b) related to voting on certain business combinations with related parties, and (c) regarding amendment of the foregoing supermajority provisions of our Restated Certificate of Incorporation.

Delaware Law

As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Restated Certificate of Incorporation, we are currently governed by this section of Delaware law. Under Section 203 of the Delaware General Corporation Law, subject to certain exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an “interested stockholder” generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Banking Laws

The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 (the “BHCA”) and the regulations thereunder require any “bank holding company” (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. As a financial holding company, the Company is a bank holding company under the BHCA. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely take the position that the minimum number of shares, and could take the position that the maximum number of shares, of the Company’s common stock that a holder is entitled to receive pursuant to securities convertible into or settled in the Company’s common stock, including pursuant to the Company’s warrants to purchase the Company’s common stock held by such holder, must be taken into account in calculating a stockholder’s aggregate holdings of the Company’s common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and FIG Partners, LLC, as the representative of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective numbers of shares of common stock offered hereby shown opposite its name below:

Underwriter	Number of Shares
FIG Partners, LLC
D.A. Davidson & Co.
Sandler O’Neill & Partners, L.P.
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent , including the following:

•	the representations and warranties made by us to the underwriters are true;

•	there is no material adverse change in the financial markets;

•	the receipt by the underwriters of customary closing documents, including officers’ certificates and legal opinions.

The underwriting agreement provides that the underwriters will purchase all of the shares of common stock offered hereby if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters are offering the shares of common stock offered hereby subject to their acceptance of such shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. We have agreed to indemnify the underwriters, their resepctive affiliates and persons who control the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters and their respective affiliaties may be required to make in respect of these liabilities.
Commission and Expenses
The underwriters have advised us that they propose to offer the shares of common stock offered hereby to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $ per share. After the offering, the public offering price and concession to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The underwriting discount of $ per share will be deducted from the public offering price, except that for sales to certain of our officers, employees and/or directors, and family members, affiliated entities or trusts of our officers, employees and/or directors, the underwriting discount will be $ per share, and to the extent of those sales, the total underwriting discounts will be less than the total shown below, and the total proceeds to us (prior to deducting our expenses for the offering) will be more than the total shown in the table below. As a result of sales of an aggregate of shares to such persons, the total proceeds to us, after deducting the underwriting discounts (but prior to deducting our expenses for the offering), will equal $ .

The following table shows the price per share and total public offering price, underwriting discount and commissions to be paid to the underwriters by us and proceeds before expenses to us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds to us (before expenses)	$	$	$

We have agreed to reimburse the underwriters for certain out of pocket expenses in connection with this offering, including legal expenses, up to $125,000. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriter compensation for this offering.
We estimate expenses payable by us in connection with this offering, other than the underwriting discount and commissions referred to above but including the reimbursement of the underwriters’ expenses, will be approximately $200,000.
Option to Purchase Additional Shares

We have granted the underwriters an option to buy up to additional shares of our common stock, at the public offering price less underwriting discount and commissions. The underwriters may exercise this option, in whole or from time to time in part. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
Listing
Our common stock is listed on the NASDAQ Global Market under the symbol “FMBH.”

No Sales of Similar Securities
We have agreed, with limited exceptions, not to sell or transfer any shares of our common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of FIG Partners, LLC.
Specifically, we have agreed, subject to certain exceptions, not to, directly or indirectly:

•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any shares of common stock or any securities convertible into or exchangeable or exercisable for common stock;

•	file or cause to be filed any registration statement in connection therewith under the Securities Act; or

•
enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the common stock, whether any such swap, hedge or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

This lockup provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock. In addition to other limited exceptions, the lockup provision does not apply to shares of common stock issued in connection with the proposed merger with SCB.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and purchases to cover positions created by short sales in accordance with Regulation M under the Exchange Act.
Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales” or “naked short sales.” In a covered short position, the number of excess shares sold by an underwriter, if any, are not greater than the number of shares of common stock that they may purchase pursuant to their option to purchase additional shares. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the underwriter’s option to purchase additional shares.
The underwriters may close out any covered short position either by exercising, in whole or in part, their option to purchase additional shares, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the purchase option described above. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering. The underwriters also may engage in syndicate covering transactions, which are transactions that involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares of common stock to close out the short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared with the price at which the underwriters may purchase shares of common stock through exercise of the option to purchase additional shares.
These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of our common stock and extending through the completion of the distribution of this offering. A passive market maker must generally display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, the passive market maker may continue to bid and effect purchases at a price exceeding the then highest independent bid until specified purchase limits are exceeded, at which time such bid must be lowered to an amount no higher than the then highest independent bid. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and may end passive market making activities at any time.
Electronic Offer, Sale and Distribution of Securities

In connection with the offering, the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions. FIG Partners, LLC served as our financial advisor, and D.A. Davidson & Co. served as financial advisor to First Bank, in connection with our acquisition of First Bank, which closed on May 1, 2018. FIG Partners, LLC also served as our financial advisor in connection with our proposed acquisition of SCB. FIG Partners, LLC and Sandler O’Neill & Partners, L.P. are our sales agents in connection with the offer and sale of our common stock from time to time in “at-the market offerings” pursuant to that certain sales agency agreement, dated August 16, 2017.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Schiff Hardin LLP of Chicago, Illinois. Certain legal matters relating to this offering will be passed on for the underwriters by Alston & Bird LLP of Atlanta, Georgia.

EXPERTS

Our audited consolidated financial statements as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance upon the reports of BKD, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.

This prospectus supplement and the accompanying prospectus supplement incorporate by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•
our Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 2, 2018, as amended by Form 10-K/A filed with the SEC on March 6, 2018 including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 16, 2018 that are incorporated therein;              our Quarterly Report on Form 10-Q, filed with the SEC on May 4, 2018;

•	our Definitive Proxy Statement for our 2018 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on March 16, 2018;

•
our Current Reports on Form 8-K, filed with the SEC on January 19, 2018, January 29, 2018, February 13, 2018, February 23, 2018, March 5, 2018, March 9, 2018, March 16, 2018, March 30, 2018, April 13, 2018, April 26, 2018, May 1, 2018 and June 12, 2018 (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K); and

•
the description of our common stock contained in our registration statement on Form 8-A filed on April 30, 2014, as amended by Form 8-A/A filed on January 21, 2015, and any further amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of this offering.
You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.firstmid.com or by requesting them from Aaron Holt, Vice President Investor Relations and Secretary, First Mid-Illinois Bancshares, Inc., 1421 Charleston Avenue, Mattoon, Illinois 61938; telephone (217) 234-7454.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.firstmid.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have also filed a registration statement (No. 333-216855) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities offered by this prospectus supplement and the accompanying prospectus. The registration statement may contain additional information that may be important to you.

PROSPECTUS
$60,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
Units
_________________

First Mid-Illinois Bancshares, Inc. (“we,” “us,” “our” or the “Company”) may offer from time to time to sell, in one or more series, and in any combination, the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $60,000,000.00. This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. Any supplement to this prospectus may also add or update information contained in this prospectus. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.
We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.
Our common stock is listed on the NASDAQ Global Market under the symbol “FMBH”. Our principal executive offices are located at 1421 Charleston Avenue, Mattoon, Illinois 61938 and our telephone number is (217) 258-0463.
These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.
_________________
Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and in certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________________________________________________________________________________
This prospectus is dated March 29, 2017.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS .......................................................................................................................................	1
RISK FACTORS .............................................................................................................................................................	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ..................................................................	1
FIRST MID-ILLINOIS BANCSHARES, INC. .............................................................................................................	2
USE OF PROCEEDS .....................................................................................................................................................	2
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS .....................................	2
DESCRIPTION OF SECURITIES WE MAY OFFER ..................................................................................................	4
DESCRIPTION OF CAPITAL STOCK .........................................................................................................................	4
DESCRIPTION OF DEBT SECURITIES .....................................................................................................................	7
DESCRIPTION OF WARRANTS .................................................................................................................................	13
DESCRIPTION OF DEPOSITARY SHARES ...............................................................................................................	14
DESCRIPTION OF SUBSCRIPTION RIGHTS ...........................................................................................................	16
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS ..................................	16
DESCRIPTION OF UNITS ............................................................................................................................................	16
PLAN OF DISTRIBUTION ..........................................................................................................................................	17
WHERE YOU CAN FIND MORE INFORMATION.....................................................................................................	18
LEGAL MATTERS ........................................................................................................................................................	19
EXPERTS .......................................................................................................................................................................	19

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with SEC using a shelf registration process. Under this shelf registration process, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus for an aggregate initial offering price of $60,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update, supplement or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and any applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different or additional information. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.
Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another.
The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website at http://www.sec.gov or at the SEC office listed under the heading “Where You Can Find More Information.”
RISK FACTORS
An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission, which we refer to as the SEC, as well as those contained in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as discussions of the Company’s financial condition, results of operations, plans, objectives, future performance and the business of the Company. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. You should not place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. The factors that could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries are detailed in the “Risk Factors” section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K and in the “Risk Factors” sections of this prospectus and the applicable prospectus supplement. In addition, there are other factors that may impact any public company, including ours, which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries.

FIRST MID-ILLINOIS BANCSHARES, INC.
First Mid-Illinois Bancshares, Inc. is a Delaware corporation and registered financial holding company. The Company is engaged in the business of banking through its wholly-owned subsidiary, First Mid-Illinois Bank & Trust, N.A., a nationally chartered commercial bank headquartered in Mattoon, Illinois (“First Mid Bank”). The Company provides data processing services to affiliates through another wholly-owned subsidiary, Mid-Illinois Data Services, Inc. The Company offers insurance products and services to customers through its wholly-owned subsidiary, The Checkley Agency, Inc. doing business as First Mid Insurance Group. The Company also wholly owns three statutory business trusts, First Mid-Illinois Statutory Trust I, First Mid-Illinois Statutory Trust II, and Clover Leaf Statutory Trust I, each of which is an unconsolidated subsidiary of the Company.
As of December 31, 2016, the Company had total assets of approximately $2.9 billion, total gross loans, including loans held for sale, of approximately $1.8 billion, total deposits of approximately $2.3 billion and total stockholders’ equity of approximately $281 million.
First Mid common stock is traded on the NASDAQ Global Select Market under the ticker symbol “FMBH.”
Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at a banking subsidiary of the Company.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table reflects our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2016.
On November 17, 2014, the Company completed the mandatory conversion of all of the issued and outstanding shares of our Series B 9% Non-Cumulative Perpetual Convertible Preferred Stock into shares of the Company's common stock. On May 16, 2016, the Company completed the mandatory conversion of all of the issued and outstanding shares of our Series C 8% Non-Cumulative Perpetual Convertible Preferred Stock into shares of the Company's common stock. As a result, preferred stock dividends during the years ended December 31, 2012, 2013, and 2014 included dividends due on our Series B Preferred Stock and Series C Preferred Stock, and preferred stock dividends during the years ended December 31, 2015 and 2016 included solely dividends due on our Series C Preferred Stock.
For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends:

•	earnings represent income from continuing operations before income taxes, plus fixed charges;

•
fixed charges, excluding interest on deposits, include interest expense (other than on deposits), the portion of net rental expense deemed to be equivalent to interest on long-term debt, and discount amortization; and

•
fixed charges, including interest on deposits, include all interest expense, the portion of net rental expense deemed to be equivalent to interest on long-term debt, discount amortization and preferred stock dividends.

	For the years ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges:
Excluding interest on deposits	21.59	19.36	21.34	21.16	13.10
Including interest on deposits	8.57	7.39	6.64	5.74	3.58
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	11.97	5.12	2.64	2.31	2.19
Including interest on deposits	6.62	3.75	2.24	1.97	1.74

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. The following summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Restated Certificate of Incorporation, as amended (our “Restated Certificate of Incorporation”), our Amended and Restated Bylaws (our “Bylaws”), the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, you should rely on the prospectus supplement.
We may issue securities in book-entry form through one or more depositaries named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Restated Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, our Bylaws, the Delaware General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Restated Certificate of Incorporation, it may not contain all of the information that is important to you.
General
We have the authority to issue 18,000,000 shares of common stock, par value $4.00 per share, and 1,000,000 shares of preferred stock, no par value per share. As of March 3, 2017 we had 12,479,559 shares of common stock and no shares of preferred stock issued and outstanding.
Common Stock
Dividend Rights. Holders of our common stock are entitled to receive such dividends as are declared by the board of directors, which historically has considered payment of dividends semi-annually. The ability of the Company to pay dividends, as well as fund its operations, is dependent upon receipt of dividends from First Mid Bank. Regulatory authorities limit the amount of dividends that can be paid by First Mid Bank without prior approval from such authorities. For further discussion of First Mid Bank’s dividend restrictions, which would impact dividends on the Preferred Stock as well as our common stock, see Item 1 - “Business - First Mid Bank and First Clover Leaf Bank - Dividends,” and Item 8 “Financial Statements and Supplementary Data” Note 16 - “Dividend Restrictions,” in our Annual Report on 10-K for the year ended December 31, 2016.
Voting Rights. Holders of our common stock are entitled to one vote per share in all matters to be voted upon by stockholders. Certain amendments to our Restated Certificate of Incorporation, as amended, or the approval of certain business combinations, require the approval of at least 75% of our outstanding capital stock entitled to vote. Removal of a director from our board of directors requires the approval of at least 66 2/3% of our outstanding capital stock entitled to vote.

Liquidation Rights. If the Company liquidates, dissolves or winds-up its business, either voluntarily or involuntarily, our common stockholders will share equally in the assets remaining after creditors and preferred stockholders are paid.
Miscellaneous. The issued and outstanding shares of our common stock are fully paid and nonassessable. Holders of our common stock are not entitled to preemptive rights, and will be notified of any stockholders’ meeting according to applicable law.
Preferred Stock
General. We may issue up to 1,000,000 shares of preferred stock, no par value per share, from time to time in one or more series. Our board of directors, without further approval of our stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.
We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the voting rights of that series of preferred stock;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation, voting and other rights and restrictions applicable to that series of preferred stock.
The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.
Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.
 Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.
Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible and/or as approved by our banking regulators.
Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.
Anti-Takeover Provisions
Certain provisions of our Restated Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which our stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.
 These provisions of our Restated Certificate of Incorporation and our Bylaws include the following:

•
Our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, and have the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

•	Our Restated Certificate of Incorporation does not provide for cumulative voting for any purpose.

•
Certain transactions with certain related parties, including those beneficially owning 5% of the outstanding voting stock of the Company (including any merger or consolidation, the sale, lease or exchange of all or a substantial part of all of the assets, any issuance or transfer of any voting stock to any other entity in exchange for cash, assets or securities, and any reclassification of securities) must be approved by at least 75% of the outstanding voting stock, unless (a) approved by a resolution adopted by a majority of the directors unaffiliated with the related party or (b) certain conditions are met with respect to the consideration paid by the related party. These provisions in our Restated Certificate of Incorporation may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interest.

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When evaluating a proposal by another person to make a tender or exchange offer for an equity security, to merge or consolidate with us or to purchase or otherwise acquire all or substantially all of our assets, our Restated Certificate of Incorporation allows the board of directors to consider non-stockholder interests, such as the social and economic effects of the transaction on us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located; and

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An amendment of our Restated Certificate of Incorporation must be approved by a majority vote of the board of directors and also by a majority vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 75% of the voting power of all outstanding capital stock of the Corporation entitled to vote is required to amend, alter or repeal certain provisions of our Restated Certificate of Incorporation, including provisions (a) regarding the nomination of, number and classes of directors, and the voting for and removal of a director, (b) related to voting on certain business combinations with related parties, and (c) regarding amendment of the foregoing supermajority provisions of our Restated Certificate of Incorporation.

Delaware Law. As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Restated Certificate of Incorporation, we are currently governed by this section of Delaware law. Under Section 203 of the Delaware General Corporation Law, subject to certain exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an “interested stockholder” generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Banking Laws. The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 (the “BHCA”) and the regulations thereunder require any “bank holding company” (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. As a financial holding company, the Company is a bank holding company under the BHCA. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely take the position that the minimum number of shares, and could take the position that the maximum number of shares, of the Company’s common stock that a holder is entitled to receive pursuant to securities convertible into or settled in the Company’s common stock, including pursuant to the Company’s warrants to purchase the Company’s common stock held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of the Company’s common stock.

 DESCRIPTION OF DEBT SECURITIES
The following is a description of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. The following description summarizes the material provisions of the indenture and the debt securities to be issued thereunder. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, and convertible debt securities. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s). For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.
You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title and authorized denominations of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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the interest rate or rates, and the dates from which interest, if any, on the debt securities of that series will accrue and the dates when interest is payable or the method by which such dates are to be determined;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

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if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder have that option;

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our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•	if other than U.S. dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.
 The applicable prospectus supplement will describe material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Consolidation, Merger or Sale
We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the continuing company or unless the successor entity or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia, and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless (a) immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing and (b) we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default
The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

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failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 90 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.
The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

 Discharge, Defeasance and Covenant Defeasance
We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.
Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

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add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	add guarantees of or secure any debt securities;

•	establish the forms or terms of debt securities of any series;

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evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

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make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System
Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

 No Individual Liability of Incorporators, Shareholders, Officers or Directors
The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company, or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.
The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, in connection with the offering of any warrants, and you should read the warrant agreement for provisions that may be important to you. We will describe the particular terms of any series of warrants being offered in the applicable prospectus supplement relating to that series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES
The following is a summary of the general terms of a deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC in connection with the offering of any depositary shares. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.
General
We may offer fractional interests in shares of our preferred stock, including in the event that our then authorized but yet undesignated shares of preferred stock is not sufficient to offer full shares of preferred stock. If we offer fractional interests in shares of our preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share, including any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement, which will be described in the applicable prospectus supplement.
 Dividend Rights
The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.
Voting Rights
When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.
Conversion or Exchange Rights
If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption
If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation
Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:
•all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. This summary is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate, each of which will be filed with the SEC in connection with an offering of any subscription rights.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.
The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.
In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are issued to stockholders as of a specific record date and normally may be exercised only for a limited period of time and become void following the expiration of such period.
If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to such holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share, and number of shares, of our common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa and such payments may be unsecured or prefunded on some basis.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will reference the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

•
 the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents, or through a combination of these methods of sale. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. Only those underwriters identified in such prospectus supplement will be deemed to be underwriters in connection with the securities offered in the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiary in the ordinary course of business.
We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, the Company and its subsidiaries in the ordinary course of business.
Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
 WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington D.C. 20549. The public can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov and through our Internet site at http://www.firstmid.com.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than information in these documents that is not deemed to be filed with the SEC, until our offering is completed:

•
our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 3, 2017, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2017 that are incorporated therein;

•	the description of our common stock contained in our registration statement on 8-A, filed on April 30, 2014, and any amendment or report filed for the purpose of updating such description; and

•	our Current Reports on Form 8-K filed March 3, and March 20, 2017.

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:
First Mid-Illinois Bancshares, Inc.
1421 Charleston Avenue
Mattoon, Illinois 61938
Tel: (217) 258-0463
Attn: Shareholder Relations

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS
Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Schiff Hardin LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The consolidated financial statements of First Mid-Illinois Bancshares, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference in this prospectus in reliance upon the reports of BKD LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

First Mid-Illinois Bancshares, Inc.

Shares of Common Stock

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Prospectus Supplement
, 2018
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FIG Partners, LLC

D.A. Davidson & Co.	SANDLER O'NEILL + PARTNERS